Exhibit 99.1

Rimrock Gold Corp. Announces Signing of Merger Agreement, Name Change, and Reverse Split

LAS VEGAS, January 30, 2013 – Rimrock Gold Corp., formerly known as Tucana Lithium Corp. (OTCQB: TUCA), is pleased to announce that it has entered into a definitive merger agreement (the “Merger Agreement”) to acquire a 100% interest in three prospective gold exploration properties located in the heart of one of the main gold belts of northeast Nevada.  Pursuant to the Merger Agreement, on closing of the acquisition, the Company will issue 17,800,000 shares of its common stock to the sellers of the properties.

In anticipation of the acquisition, the Company changed its name from Tucana Lithium Corp. to Rimrock Gold Corp. (the “Name Change”). In addition, the Company will effect a reverse split of its issued and outstanding common shares on a 1-for-8 basis (the “Reverse Split”).  Accordingly, the Company’s issued and outstanding number of common shares will decrease from 66,435,908 shares to 8,304,488 shares.

The transaction is subject to a number of closing conditions, including approval by FINRA of the Name Change and Reverse Split.  There can be no assurance that all of the closing conditions shall be met and that the contemplated transactions will be consummated.

On closing, the Company will appoint Mr. Richard Redfern, M.Sc., C.P.G., as a director and Vice President of Exploration.  Mr. Redfern is a Certified Professional Geologist and Qualified Person under NI 43-101 and businessman with 35 years of mineral exploration and mining industry experience throughout the Americas, Europe, Africa, and Australasia. He has been involved with major and junior mineral exploration and mining companies since 1975, and has made mineral discoveries, such as in the Keystone, South Dakota gold district for Homestake Mining. He has an extensive list of contacts with present and former government officials and business people in many countries worldwide. Mr. Redfern is currently the President of Mexivada Mining Corp., and worked for Barrick Gold Exploration Inc. in Mexico. He is a Director of Pepper Rock Resources, and has consulted for several publicly listed mining and exploration companies. He is a Fellow of the Society of Economic Geologists, is a Certified Professional Geologist with the American Institute of Professional Geologists, and a Member of the Northwest Mining Association, AIMMGM of Mexico, and the Prospector's and Developer's Association. Mr. Redfern graduated from UCLA in 1977 with a Master's Degree in Geology.

The mining properties, known as Rimrock Property, West Silver Cloud and Pony Spur, are comprised of almost 2,000 acres of land and are located on or in close proximity to the Carlin Trend and Midas Trend. The Rimrock Property is a Midas-style gold-silver property situated in the Midas (“Northern Nevada Rifts”) gold trend and also directly along a domed up portion of the Carlin Gold Trend, 8 Km northwest of Great Basin Gold's Hollister gold-silver mine, and 16 Km east southeast of Newmont's Midas Mine property. The Rimrock property comprises 54 lode claims that cover approximately 1,080 acres. The Hollister Mine has reserves of more than 1,000,000 ounces of high grade gold grading in excess of 1 ounces per ton gold. The Midas Mine had initial mineable reserves of more than 3M oz. of high-grade gold and 25M oz. of silver. Rimrock has three old mercury mines in the area, with one situated directly on top of the main gold ore target, which lies at a major fault intersection. These gold-silver targets at Rimrock have never been drill tested at depth for Midas-Hollister style gold-silver mineralization, nor for Carlin-style gold mineralization. We believe that Rimrock offers good potential to hold a large, high-grade, underground mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

The West Silver Cloud property is a Midas-style gold-silver property situated 12 Km southwest of Great Basin Gold's Hollister gold-silver mine, and 22 Km southeast of Newmont's Midas Mine property. The nearby Silver Cloud Mine is an old, open-pit mercury mine situated on top of Placer Dome’s main gold-silver ore target, which carries high-grade, drill-indicated gold mineralization. The West Silver Cloud property consists of approximately 760 acres of claims. West Silver Cloud has never been tested by drilling, and we believe offers good potential to hold a large, high-grade, underground-mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

3651 Lindell Road, Suite D155, Las Vegas, NV 89103
1-800-854-7970

The Pony Spur property is a dual, Carlin-style sediment-hosted and Low Sulfidation Breccia Pipe Style gold prospect in the southern part of the prolific, +100,000,000 oz. Carlin-Rain Gold Trend, and is situated 2.25 Km northwest of the adjoining 1,500,000 oz. Pony Creek gold deposit controlled by Allied Nevada Gold, owners of the Hycroft gold mine in northwestern Nevada. The Pony Spur project is along Jerritt and Carlin Trends, near the Rain gold deposit cluster , which includes the Rain, Tess, and Emigrant mines (Newmont / Premier Gold), the 2,000,000 oz. high-grade Saddle gold deposit (presently being drilled by Premier Gold Mines), Railroad-Bullion (presently being drilled by Gold Standard Ventures), and other peripheral gold deposits. The Rain deposit cluster has a combined drill-indicated resources in excess of 4 million ounces of gold in open pit gold mining operations and former producer mines and in underground gold deposits such as Saddle. Sage Gold Inc. drilled one core hole on the Pony Spur property in 2007, discovering gold mineralization. The property comprises 7 lode mining claims of approximately 140 acres, which have been filed with the BLM. The Pony Spur property area sits along a WNW trending, Rain Fault-parallel fault system of undetermined width that intersects the Pony Creek gold deposit area just east of our property boundary. Two types of strong surface gold mineralization and alteration are present at the Pony Spur gold property. A low-sulfidation silica-rich, breccia pipe with gold mineralization crops out at the surface of Pony Spur, similar to mineralization present in Allied Nevada's 1.5M oz. Pony Creek gold deposit, and the drill hole by Sage Gold intersected gold mineralization in this pipe. Carlin style, thallium-gold rich geochemical rock anomalies also are present at the surface at Pony Spur, possibly indicative of Rain-Meikle type fault-controlled Carlin-style sediment-hosted gold mineralization at depth.

“We are eager to advance Rimrock through continued exploration and drilling.  The addition of Richard Redfern to our board of directors will bring leadership, extensive mining experience, and vast knowledge of the Nevada region, all critical to our success,” stated President and CEO, Jordan Starkman.   “We are looking forward to closing this acquisition as soon as possible and remain committed to creating substantial shareholder value for our shareholders in the future.”

Currently, the Company’s main exploration asset is the Abigail Lithium Property located in the James Bay, Quebec region of Canada.  The property consists of 177 map-designated cells totaling 9,400 hectares within and adjacent to Nemaska Lithium’s Whabouchi Lithium discovery. In addition, the Company holds 12 map-designated cells just north of the Abigail property named Lac Kame and 25 map-designated cells named EM-1.  Combined, the Lac Kame property and EM-1 total approximately 1,960 hectares.

Certain statements in this document that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Rimrock Gold Corp. to be materially different from those expressed or implied by such forward-looking statements.  The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control;  and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings”.

For more information, please contact:

Rimrock Gold Corp.
Jordan Starkman, CEO
www.tucanalithium.com
1-800-854-7970

3651 Lindell Road, Suite D155, Las Vegas, NV 89103
1-800-854-7970